UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 12, 2024

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Gregg A. Lowe

On November 18, 2024, Wolfspeed, Inc. (the “Company”) announced the departure of its President and Chief Executive Officer, Gregg A. Lowe. Mr. Lowe is stepping down from his roles of President and Chief Executive Officer and director on such date and will depart the Company as an employee by the end of the month. Mr. Lowe’s departure results from the determination by the Company’s Board of Directors on November 12, 2024 to terminate Mr. Lowe’s employment without cause. Mr. Lowe has resigned as a member of the Company’s Board of Directors and has withdrawn his nomination for election as a director at the Company’s 2024 Annual Meeting of Shareholders. Following his termination, Mr. Lowe will receive the severance payments applicable to a termination without cause as described in the Change in Control Agreement between the Company and Mr. Lowe, dated September 17, 2017, as amended May 4, 2018, which are filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2017 and Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on May 4, 2018, respectively (the “Change in Control Agreement”), except that he has decided to forego receipt of the lump sum payment equal to 1.5 times his target bonus for fiscal 2025 that would have otherwise been payable under the Change in Control Agreement.

A copy of the Company’s press release announcing Mr. Lowe’s departure is attached hereto as Exhibit 99.1.

Appointment of Thomas H. Werner as Executive Chairman

On November 15, 2024, the Company’s Board of Directors appointed Thomas H. Werner, current Chair of the Board, as Executive Chair effective as of November 18, 2024, in which role he will serve as the Company’s principal executive officer on an interim basis and will oversee the continued execution of the Company’s strategy while the Board conducts a search for a new Chief Executive Officer.

Mr. Werner, 64, has been a member of the Board of Directors since March 2006, and has served as Chair of the Board of the Company since October 2023. He has served as the Executive Chairman of SunPower Corporation (Nasdaq: SPWR), a publicly traded marketer of high-efficiency solar cells and solar panels, since February 2024, and served as Principal Executive Officer of SunPower from February 2024 until August 2024. Mr. Werner previously served as Sunpower’s Chairman of the Board of Directors from June 2010 to November 2021 and as its Chief Executive Officer from June 2003 to April 2021. Prior to SunPower, he served as Chief Executive Officer of Silicon Light Machines Corporation, an optical solutions subsidiary of Cypress Semiconductor Corporation, from July 2001 to June 2003. Earlier, Mr. Werner was Vice President and General Manager of the Business Connectivity Group of 3Com Corporation, a network solutions company.

In connection with this appointment, Mr. Werner has stepped down from the Compensation Committee of the Board of Directors and Stacy J. Smith has been appointed as Lead Independent Director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated November 18, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Bradley D. Kohn
Bradley D. Kohn
Senior Vice President and General Counsel

Date: November 18, 2024